Exhibit 99.1

9586 I-25 Frontage Rd., Suite 200 Longmont, CO 80504 U.S.A. Telephone 303.774.3200 Facsimile 303.678.9275

CONTACTS:	Lawrence Firestone Chief Financial Officer (303) 774-3246

FOR IMMEDIATE RELEASE

APPLIED FILMS REPORTS EARNINGS FOR FIRST QUARTER FISCAL YEAR 2006

Longmont, Colorado (October 20, 2005) – Applied Films Corporation (NASDAQ: AFCO) announced results for the first quarter of fiscal 2006, ended October 1, 2005.

First Quarter Fiscal 2006 Results

Bookings for the first quarter of fiscal 2006 were $59.8 million and backlog was $69.7 million as of October 1, 2005. We expect to recognize revenue from this backlog over the next 9 to 12 months.

Net revenues for the first quarter of fiscal 2006 were $45.9 million compared to $41.7 million for the first quarter of fiscal 2005, an increase of 10.1%.

The net loss on a GAAP basis for the first quarter of fiscal 2006 was $2.6 million or $0.17 per fully diluted common share, compared to a profit of $370,000 or $0.02 per fully diluted common share for the first quarter of fiscal 2005. The first quarter of 2006 included $722,000 for stock based compensation related to FAS 123(R).

Non-GAAP earnings which are earnings before amortization of intangibles and expenses related to the adoption of FAS123(R) for the first quarter of fiscal 2006 was $108,000, or $0.01 per fully diluted common share, compared to $1.7 million or $0.11 per fully diluted common share for the first quarter of fiscal 2005.

Gross margin for the quarter was 24.3% compared to 28.5% for the previous year. During the quarter we recorded an additional expense of $1.5 million or approximately $0.07 per fully diluted share to cover additional estimated costs to complete the customer acceptance for the TRITON beta system in Korea. Excluding the impact of these costs, the gross margin for the first quarter of fiscal year 2006 would have been 27.6%.

“We were pleased to see bookings strength from the display and web markets during the quarter,” stated Thomas T. Edman, President and Chief Executive Officer. “Our TRITON beta system is now in the start-up phase at our customer’s site. We found that additional engineering changes were required to ensure successful performance of this system which resulted in an additional expense and a delay in the acceptance schedule for the machine. We did receive a repeat order for a TRITON system in the first quarter, which we view as a positive signal regarding customer confidence in this platform.”

Non-GAAP Financial Measures

We provide all information required in accordance with GAAP, but believe that it is useful to provide non-GAAP earnings for the reasons discussed below. We believe that non-GAAP earnings provides useful information to investors because it allows investors to measure and evaluate our performance without considering the non-cash charges for the amortization of intangible assets and the charges for in-process research and development related to the acquisitions that we have completed using a fixed tax rate of 35%. In addition, many financial analysts that follow our company and industry focus on and publish both historical results and future projections based on non-GAAP earnings. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Beginning in the first quarter of fiscal 2006, our non-GAAP earnings will also exclude the effect of FAS 123(R) as it will allow investors to evaluate our current performance in relation to our historic performance without considering the non-cash charges related to stock based compensation.

We use non-GAAP information internally to help our management more accurately assess our performance in the current period and in comparison to prior periods. We believe disclosure of non-GAAP earnings has economic substance because the excluded expenses do not represent current cash expenditures.

A reconciliation of non-GAAP financial measures to GAAP can be found in the attached financial table. Our use of non-GAAP earnings is intended to supplement, and not to replace, our presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because it does not include all the expenses which must be included under GAAP. We compensate for the inherent limitations of non-GAAP measures by not relying exclusively on non-GAAP measures, but rather by using such information to supplement GAAP financial measures.

Business Outlook

The following statements are based on our current expectations for the first quarter of fiscal year 2006. These statements are forward-looking and subject to the qualifying safe harbor statement.

Fiscal 2006 – Second Quarter Guidance

•	Net Revenues: We expect net revenues for the second quarter of fiscal 2006 to be in the range of $46 – 49 million.

•	GAAP loss per share: We expect our GAAP loss per share to be in the range of approximately $(0.12) — $(0.10) per fully diluted share for the second quarter of fiscal 2006.

•	We expect fully diluted shares outstanding to be approximately 15 million for the second quarter of fiscal 2006.

•	Amortization of intangibles: We expect the amortization of intangibles to be approximately $1.4 million for the second quarter of fiscal 2006.

•	FAS 123(R) stock option expense: We expect our FAS 123(R) stock option expense to be approximately $800,000 for the second quarter of fiscal 2006.

First Quarter Fiscal 2006 Conference Call

Applied Films Corporation will conduct a conference call and webcast at 7:00 a.m. MT (9:00 a.m. ET) on October 20, 2005 to review first quarter fiscal year 2006 financial results. During the conference call and webcast, Thomas T. Edman, President and Chief Executive Officer, and Lawrence D. Firestone, Chief Financial Officer, will present the financial results for the quarter.

The public is invited to participate in the conference call by dialing 1-800-374-1496 or 1-706-634-1435 (International) at least 5-10 minutes prior to the start time, or via webcast at www.appliedfilms.com, in the “Investor Relations” section under “Meetings and Presentations”. A replay of the recorded conference call will be available two hours after the live call, until October 27, 2005. To listen to the replay, dial 1-800-642-1687, or 1-706-645-9291 (International) and use Conference ID: 1186225.

Upcoming Events

Applied Films Corporation will be presenting at the AeA Classic Financial Conference at Manchester Grand Hyatt in San Diego, California on November 7th & 8th, 2005, and at the CIBC World Markets “Best Ideas” Small and Mid Cap Conference on November 29, 2005 at the Millennium Broadway Hotel in New York City, New York. Applied Films will also present at the Lehman Brothers 2005 Global Technology Conference to be held on December 9, 2005 at The Fairmont Hotel in San Francisco, California.

About Applied Films Corporation

We are a leading provider of thin film deposition equipment to diverse markets such as the flat panel display, the architectural glass, solar cell, and the consumer products packaging and electronics industries. For more information, please visit our web site at http://www.appliedfilms.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. Typically, these statements contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other “forward-looking” information. You are cautioned that forward-looking statements, including statements about future bookings, revenues and earnings, are not guaranties of future performance. There may be events in the future that we are not able to predict or control. Such risks and uncertainties include change and volatility in the demand for deposition equipment, the effect of changing worldwide political and economic conditions on capital expenditures, production levels, including those in Europe and Asia, the effect of overall market conditions and market acceptance risks. Other risks include those associated with dependence on suppliers, the impact of competitive products and pricing, technological and product development risks and other risk factors. As a result, our operating results may fluctuate, especially when measured on a quarterly basis. The forward-looking statements included in this release are made only as of the date of this release and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. For further information, refer to our Securities and Exchange Commission filings, including our Forms 10-K and Forms 10-Q.

– FINANCIAL TABLES FOLLOW –

APPLIED FILMS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended (unaudited)

	October 1, 2005	September 25, 2004

Net revenues	$45,850	$41,680
Cost of goods sold	34,708	29,802

Gross profit	$11,142	$11,878

Operating expenses:
Research and development	$5,308	$4,772
Selling, general and administrative	8,397	7,779
Amortization of intangible assets	1,384	1,208

Loss from operations	$(3,947)	$(1,881)

Other income, net	$1,254	$1,095
Equity earnings of joint venture	$753	$1,400

Net loss before income taxes	$(1,940)	$614

Income tax expense	$(646)	$(244)

Net income (loss)	$(2,586)	$370

Earnings (loss) per share:
Basic earnings (loss) per share	$(0.17)	$0.02

Diluted earnings (loss) per share (1)	$(0.17)	$0.02

Weighted average common shares outstanding:
Basic	14,953	14,839

Diluted	14,953	15,022

(1)     Includes only outstanding shares; option shares were excluded. Since we recorded a loss, there was no dilution.

RECONCILIATION OF NON-GAAP MEASUREMENT TO GAAP
(in thousands, except per share data)
(unaudited)

	Three Months Ended

	October 1, 2005(1)	September 25, 2004(2)

Non-GAAP Financial Results:
GAAP Income (loss) before income taxes and
equity earnings of joint venture	$(1,940)	$614
Add: Amortization of intangible assets	1,384	1,208
Stock option expense	722	-

Earnings before taxes	166	1,822

Tax expense	(58)	(148)

Net Income	$108	$1,674

Non-GAAP earnings per share:
Basic Non-GAAP EPS	$0.01	$0.11

Diluted Non-GAAP EPS	$0.01	$0.11

Weighted Average Common Shares Outstanding(3):
Basic	14,953	14,839

Diluted	15,064	15,022

(1)	Taxes are calculated at 35%.
(2)	Taxes are calculated at 35% and equity earnings of joint venture are non-taxable.
(3)	For Non-GAAP purposes the weighted average common shares include a calculation for fully diluted shares outstanding which excludes options with exercise prices below the average stock price in the quarter.

Note:	Non-GAAP earnings are not intended to represent cash flows for the period. Non-GAAP earnings should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. Our definition of non-GAAP earnings may differ from similar measurements provided by other public companies.

APPLIED FILMS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands except share data)

	October 1, 2005	July 2, 2005

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$36,942	$25,742
Marketable securities	133,919	134,100
Accounts and trade notes receivable, net of allowance of $486
and $396, respectively	14,719	16,332
Revenue in excess of billings	40,234	51,461
Inventories	12,504	16,673
Prepaid expenses and other	3,556	2,259
Deferred tax asset	1,384	1,553

Total current assets	243,258	248,120

Property, plant and equipment, net of accumulated depreciation of
$14,684 and $12,983, respectively	15,017	15,517
Goodwill and other intangible assets, net of accumulated amortization
of $26,253 and $25,046 respectively	76,630	78,628
Investment in joint venture	17,301	16,163
Deferred tax asset, net	14,642	12,883
Other assets	527	454

Total assets	$367,375	$371,765

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$10,008	$12,931
Accrued warranty	4,941	6,046
Accrued compensation	7,886	8,455
Accrued income tax	1,243	1,464
Accrued expenses	4,194	3,880
Billings in excess of revenue	4,964	4,008
Current portion of deferred gross profit, deferred gain and
other obligation	372	372
Deferred tax liability	11,437	10,607

Total current liabilities	45,045	47,763

Deferred tax liability	8,496	7,989
Deferred gross profit, deferred gain and other long-term obligation	1,268	1,357
Accrued pension benefit obligation	15,610	15,188

Total liabilities	$70,419	$72,297

COMMITMENT AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred Stock, no par value, 1,000,000 shares authorized, no
shares issued and outstanding	--	--
Common stock, no par value, 40,000,000 shares authorized,
14,953,975 and 14,947,834 shares issued and outstanding at
October 1, 2005, and July 2, 2005, respectively	262,884	261,826
Warrants and stock options	595	595
Cumulative comprehensive income	22,478	23,462
Retained earnings	10,999	13,585

Total stockholders' equity	296,956	299,468

Total liabilities and stockholders' equity	$367,375	$371,765

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